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                                                                  Exhibit 23(c)


                           Consent of General Counsel

         The statements of law and legal conclusions under "Item 1. Business" in the Company's Annual Report on Form 10-K for the year ended December 31, 1995, have been reviewed by me and are set forth therein in reliance upon my opinion as an expert.

         I hereby consent to the incorporation by reference of such statements of law and legal conclusions in Registration Statement Nos. 33-51941, 33-50143, 33-56134, 33-55240 and 33-45551 on Form S-3, and Registration Statement Nos. 33-51989 and 33-32033 on Form S-8.


Philip R. Halverson

Philip R. Halverson
Duluth, Minnesota
March 28, 1996